EXHIBIT 99.1

NEWS RELEASE

SUBJECT:	HAVERTY FURNITURE REPORTS EARNINGS FOR 2006

ATLANTA, GEORGIA, FEBRUARY 20, 2007 – HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported earnings for the fourth quarter and the year ended December 31, 2006. Earnings for the fourth quarter were $3.2 million, or $0.14 per diluted share, compared with $6.8 million, or $0.30 per diluted share in the fourth quarter of 2005, a 53.1% and 53.3% decrease, respectively. Earnings for the year ended December 31, 2006 were $16.0 million, or $0.70 per diluted share, compared with $15.1 million, or $0.66 per diluted share for 2005, a 6.3% and 6.1% increase, respectively.

As previously reported, sales for the fourth quarter were $216.0 million, or 4.2% less than the sales in the corresponding quarter in 2005. Sales for the year ended December 31, 2006 increased 3.8% to $859.1 million from $827.7 million in 2005. Comparable-store sales in 2006 decreased 6.7% for the fourth quarter and increased 1.8% for the year.

Clarence H. Smith, president and chief executive officer, said, “Our fourth quarter results were driven by lower sales along with the continuation of our fixed costs at planned levels. Gross profit margins for the quarter were better than the fourth quarter in the prior year and the highest of any 2006 quarter. We attribute this to the strength of our product line-up and our cautious approach to making changes in our pricing and promotional plans.

“SG&A costs increased 3% on a dollar basis over the prior year’s quarter but were flat on a sequential basis with the third quarter of 2006. Our payroll costs were greater in the current quarter than in the prior year and advertising expense was also higher as we incurred costs associated with our new marketing campaign.

“The other income of $1.2 million for last year’s fourth quarter was for gains on property dispositions.

“Our inventories are up from the 2005 levels which had been admittedly too low to properly serve our customer. We believe that we have reached a manageable breadth of products and have greatly enhanced our supply chain techniques from a year ago. The current business environment does present challenges to maintain an optimal level of inventory given the long lead times from order placement with our suppliers to receipt of the merchandise. We are actively working with our vendors to have them warehouse more of our products in Asia.

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NEWS RELEASE – February 20, 2007

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 2

“The retail home furnishings sales environment continues to be very difficult. Business in our Florida markets remains challenging along with difficult comparative results in our gulf coast stores which were strong for most of 2006 following Hurricane Katrina. Our February delivered sales month-to-date are down approximately 12% in total from last year. We are evaluating our costs in a number of areas and reviewing our distribution processes for adjustment to the current business conditions on a regional basis.

“We are committed to our new integrated and enhanced marketing program which is focused on building our Havertys brand. The initial costs and effort from 2006 will carry over into 2007 as the campaign is fully implemented.

“Our store growth plans for 2007 are focused on strengthening our position in our current regions served by our existing distribution infrastructure. We are investing significant capital and resources towards developing a cross-channel website with e-commerce capability. We know our customers and believe that we need to provide them with additional tools to enhance their Havertys shopping experience and earn more of their business,” Smith concluded.

Havertys is a full-service home furnishings retailer with 120 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com .

News releases include forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The Company will sponsor a conference call Wednesday, February 21, 2007 at 10:00 a.m. Eastern Time to review the fourth quarter and year end. Listen-only access to the call is available via the web at havertys.com (For Investors) and at streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

NEWS RELEASE – February 20, 2007

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 3

Condensed Consolidated Statements of Income

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net sales	$216,038	$225,587	$859,101	$827,658
Cost of goods sold	107,596	116,346	432,946	432,091
Gross profit	108,442	109,241	426,155	395,567
Credit service charge	687	805	2,823	3,506
Gross profit and other revenue	109,129	110,046	428,978	399,073

Expenses:
Selling, general and administrative	103,621	100,608	404,518	377,435
Interest, net	(219)	(102)	(363)	1,362
Provision for doubtful accounts	388	342	656	1,011
Other income, net	(120)	(1,204)	(1,457)	(4,289)
Total expenses	103,670	99,644	403,354	375,519

Income before income taxes	5,459	10,402	25,624	23,554
Income taxes	2,289	3,647	9,624	8,500
Net income	$3,170	$6,755	$16,000	$15,054

Basic earnings per share, net income:
Common Stock	$0.14	$0.30	$0.72	$0.67
Class A Common Stock	$0.13	$0.29	$0.67	$0.63
Diluted earnings per share, net income:
Common Stock	$0.14	$0.30	$0.70	$0.66
Class A Common Stock	$0.13	$0.29	$0.67	$0.63

Weighted average shares – basic:
Common Stock	18,460	18,126	18,336	18,301
Class A Common Stock	4,210	4,306	4,247	4,310
Weighted average shares – assuming dilution:
Common Stock	22,935	22,492	22,895	22,767
Class A Common Stock	4,210	4,306	4,247	4,310

Cash dividends per share:
Common Stock	$0.0675	$0.0675	$0.2700	$0.2550
Class A Common Stock	$0.0625	$0.0625	$0.2500	$0.2350

See additional details at the end of this release.

more. . .

NEWS RELEASE – February 20, 2007

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 4

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	Year ended December 31,
	2006	2005
Assets
Cash and cash equivalents	$12,139	$11,121
Accounts receivable, net of allowance	63,996	80,716
Inventories, at LIFO cost	124,764	107,631
Other current assets	18,410	21,703
Total Current Assets	219,309	221,171

Accounts receivable, long-term	14,974	10,394
Property and equipment, net	221,245	217,391
Other assets	14,226	14,096
	$469,754	$463,052
Liabilities and Stockholders’ Equity
Notes payable to banks	$12,600	$4,300
Accounts payable and accrued expenses	82,011	85,846
Customer deposits	19,674	27,517
Current portion of long-term debt and capital lease obligations	10,334	13,139
Total Current Liabilities	124,619	130,802

Long-term debt and capital lease obligations	27,515	31,022
Other liabilities	25,697	21,958
Stockholders’ equity	291,923	279,270
	$469,754	$463,052

See additional details at the end of this release.

more...

NEWS RELEASE – February 20, 2007

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 5

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year ended December 31,
	2006	2005
Operating Activities
Net income	$16,000	$15,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,663	21,035
Provision for doubtful accounts	656	1,011
Deferred income taxes	(3,870)	(708)
Net gain on sale of land, property and equipment	(1,162)	(3,659)
Other	1,598	1,009
Changes in operating assets and liabilities:
Accounts receivable	11,484	(1,593)
Inventories	(17,133)	3,181
Customer deposits	(7,843)	3,477
Other assets and liabilities	10,242	(2,262)
Accounts payable and accrued liabilities	(3,623)	(4,832)
Net cash provided by operating activities	28,012	31,713
Investing Activities
Capital expenditures	(23,640)	(35,007)
Proceeds from sale of land, property and equipment	3,659	8,878
Sales of auction rate securities	—	5,000
Other investing activities	78	1,476
Net cash used in investing activities	(19,903)	(19,653)
Financing Activities
Proceeds from borrowings under revolving credit facilities	814,780	566,060
Payments of borrowings under revolving credit facilities	(806,480)	(561,760)
Net increase in borrowings under revolving credit facilities	8,300	4,300
Payments on long-term debt and capital lease obligations	(11,871)	(20,337)
Treasury stock acquired	—	(4,067)
Proceeds from exercise of stock options	2,095	706
Dividends paid	(6,014)	(5,678)
Tax benefits related to share-based plans	399	—
Net cash used in financing activities	(7,091)	(25,076)
Decrease in cash and cash equivalents	1,018	(13,016)
Cash and cash equivalents at beginning of the year	11,121	24,137
Cash and cash equivalents at end of year	$12,139	$11,121

NEWS RELEASE – February 20, 2007

HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 6

Earnings per Share

The following details how the number of shares in calculating the diluted earnings per share for Common Stock are derived under SFAS 128 and EITF 03-06 (shares in thousands):

	Quarter Ended December 31		Year Ended December 31
	2006	2005	2006	2005

Common Stock:
Weighted-average shares outstanding	18,460	18,126	18,336	18,301
Assumed conversion of Class A Common shares	4,210	4,306	4,247	4,310
Dilutive options, awards and common stock equivalents	265	60	312	156
Total weighted-average diluted common shares	22,935	22,492	22,895	22,767

The amount of earnings used in calculating diluted earnings per share of Common Stock is equal to net income since the Class A shares are assumed to be converted.

Diluted earnings per share of Class A Common Stock includes the effect of dilutive common stock options which reduces the amount of undistributed earnings allocated to the Class A Common Stock.

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Contact: Dennis L. Fink, EVP & CFO or

Jenny Hill Parker, VP, Secretary & Treasurer

404-443-2900